                                                                 Exhibit 23.7


                       [PRATOR BETT, L.L.C. LETTERHEAD]


                      CONSENT OF OIL AND GAS CONSULTANT

As oil and gas consultants, we hereby consent to the use of our name and our reports dated November 7, 2002, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File No. 333-84594.

                                        Prator Bett, L.L.C.


                                        By:   /s/ M. Drayton Prator, III
                                            --------------------------------
                                              M. Drayton Prator, III, PE
                                              Vice President, Partner

Houston, Texas
December 18, 2002